UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 12, 2014 (May 6, 2014)

ENTERPRISE BANCORP, INC.
(exact name of registrant as specified in charter)

Massachusetts	001-33912	04-3308902
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

222 Merrimack Street
Lowell, Massachusetts	01852
(address of principal executive offices)	(Zip Code)

(978) 459-9000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07                     Submission of Matters to a Vote of Security Holders

(a) The annual meeting of shareholders of Enterprise Bancorp, Inc. (the "Company") was held on May 6, 2014.

(b) At the Company's annual meeting, holders of the Company’s common stock voted to (i) elect all of the Board’s nominees to the Board of Directors, (ii) ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014, and (iii) approve, on an advisory basis, the Company’s compensation of its named executive officers as disclosed in the proxy statement. Votes were cast as follows:

1.               To elect six Directors of the Company, each for a three-year term:

Nominee	For	Withheld	Broker Non-votes
John R. Clementi	7,684,971	178,603	958,025
Carole A. Cowan	7,785,950	77,624	958,025
Normand E. Deschene	7,691,862	171,712	958,025
John A. Koutsos	7,807,212	56,362	958,025
Arnold S. Lerner	7,691,573	172,001	958,025
Richard W. Main	7,661,413	202,161	958,025

2. To ratify the Audit Committee’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non-votes
8,763,794	34,604	23,201	—

3.               To approve, on an advisory basis, the Company’s compensation of its named executive officers as disclosed in the proxy statement.

For	Against	Abstain	Broker Non-votes
7,692,040	117,556	53,978	958,025

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERPRISE BANCORP, INC.

Date: May 12, 2014	By:	/s/ James A. Marcotte
James A. Marcotte
Executive Vice President, Treasurer and Chief Financial Officer

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